Exhibit 99.1

FOR RELEASE: IMMEDIATE

GATX CORPORATION REPORTS 2011 THIRD QUARTER RESULTS

CHICAGO, IL, October 20, 2011 - GATX Corporation (NYSE:GMT) today reported 2011 third quarter net income of $32.9 million or $.70 per diluted share, compared to 2010 third quarter net income of $21.1 million or $.45 per diluted share. Third quarter 2011 results include a net positive impact of $.03 per diluted share related to two items; negative after-tax fair-value adjustments on interest rate swaps at GATX’s European rail affiliate, AAE Cargo (“AAE”), of $2.8 million or $.06 per diluted share, and a tax benefit of $4.1 million or $.09 per diluted share from a reduction in statutory tax rates in the United Kingdom. The third quarter 2010 results include a net negative impact of $.02 per diluted share also related to two items; negative after-tax fair-value adjustments on interest rate swaps at AAE of $2.7 million or $.06 per diluted share, and a tax benefit of $1.9 million or $.04 per diluted share from a reduction of statutory tax rates in the United Kingdom.

Net income for the first nine months of 2011 was $79.2 million or $1.68 per diluted share, compared to $61.3 million or $1.31 per diluted share in the prior year period. The 2011 year-to-date results include a net benefit of $13.9 million or $.30 per diluted share related to the previously discussed tax benefit and the positive after-tax fair-value adjustments related to the AAE interest rate swaps. The 2010 year-to-date results include a net benefit of $1.7 million or $.04 per diluted share related to the previously discussed tax benefit and the favorable resolution of a litigation matter and tax accrual reversal that occurred in the second quarter, partially offset by the negative fair-value adjustments on interest rate swaps at AAE.

Brian A. Kenney, president and chief executive officer of GATX, said, “Operating conditions remain favorable in the North American rail market. Our fleet utilization at the end of the third quarter was 98.2%, and lease rates continue to strengthen. The Lease Price Index (“LPI”) was a positive 9.6% as we saw high demand for many car types. Also, during the quarter we began to take delivery of new railcars that are a part of our five-year supply agreement announced earlier this year.”

Mr. Kenney continued, “In Specialty, asset remarketing improved as expected, and our spare aircraft engine leasing joint venture continues to produce strong results. The ocean-going marine joint ventures had mixed results as the gas carrier market strengthened while the bulker and chemical markets remain soft.

“American Steamship Company (“ASC”) is operating 14 vessels as planned after its operations were interrupted following a brief strike by the American Maritime Officers union. In the fourth quarter ASC is striving to recover a portion of the shipping volume that was lost in the third quarter due to the strike. We will be able to assess the full impact of the strike on ASC’s shipping volume and segment profit upon completion of the 2011 sailing season. ”

Mr. Kenney concluded, “We continue to expect 2011 full-year earnings to be in the range of $1.85—$1.95 per diluted share, excluding the impact of the AAE interest rate swaps, tax benefits, and strike effects at ASC.”

RAIL

Rail segment profit was $63.0 million in the third quarter of 2011, compared to third quarter 2010 segment profit of $32.7 million. The 2011 and 2010 third quarter results include negative pre-tax adjustments of $3.1 million and $3.0 million, respectively, related to the change in fair-value of interest rate swaps at AAE. The improvement in Rail’s segment profit is primarily driven by higher lease income due to more cars on lease, stronger asset remarketing activity and lower switching and storage costs as a result of higher fleet utilization.

Rail reported segment profit of $171.3 million year-to-date 2011, compared to $111.4 million in the same period 2010. The 2011 and 2010 year-to-date results include positive pre-tax adjustments of $11.0 million and negative pre-tax adjustments of $8.9 million, respectively, related to the interest rate swaps at AAE. The increase in segment profit year-to-date is driven by higher lease income due to more cars on lease, increased asset remarketing activity and higher scrapping gains, partially offset by higher maintenance expense in Europe.

At September 30, 2011, Rail’s North American fleet totaled approximately 109,000 cars. Fleet utilization was 98.2%, consistent with the second quarter and up compared to 96.8% at the end of third quarter 2010. Renewal lease rates in the Lease Price Index (“LPI”) increased 9.6% over the expiring rates, compared to a 4.4% increase in the second quarter 2011 and a decline of 15.7% in the third quarter 2010. The average lease renewal term for cars in the LPI in the third quarter was 49 months, up from 41 months in the second quarter and 36 months in the third quarter of 2010.

Rail’s European wholly-owned tank car fleet totaled approximately 21,000 cars and utilization was 96.0% at the end of the third quarter, compared to 95.7% at the end of the second quarter and 95.3% at the end of third quarter 2010.

Additional current and historical fleet and operating data as well as macroeconomic data related to Rail’s business can be found on the last page of this press release.

SPECIALTY

Specialty reported segment profit of $11.5 million in the third quarter of 2011 compared to $13.6 million in third quarter 2010. Year to date, Specialty reported segment profit of $31.0 million, compared to $40.2 million in the same period in 2010. During the third quarter, GATX and the Clipper Group dissolved the Clipper Fourth joint venture, which owned 14 handy-size chemical parcel tankers. GATX recognized a $5.2 million asset impairment loss on the six vessels it received upon dissolution. Both quarterly and year-to-date comparisons were negatively affected by this impairment. Asset remarketing strengthened in the third quarter as expected, and the aircraft engine leasing joint venture with Rolls Royce continues to perform very well.

The Specialty portfolio currently consists of approximately $864.8 million of owned assets (including on and off balance sheet assets) and third-party managed portfolios totaling $176.7 million.

AMERICAN STEAMSHIP COMPANY

American Steamship Company (“ASC”) reported segment profit of $8.5 million in the third quarter 2011 compared to $12.5 million in the third quarter 2010. ASC’s employees who are members of the American Maritime Officers union (“AMO”) went on strike following the expiration of their labor contract on August 1, 2011. Employees returned to work and operations resumed after ASC and the AMO agreed to extend the expired contract while the parties negotiate a new long-term labor agreement. This disruption negatively impacted shipping volumes in the third quarter, although ASC is attempting to recover a portion of this lost tonnage in the fourth quarter.

Segment profit year-to-date 2011 was $17.9 million, compared to $22.0 million year-to-date 2010. ASC’s customer demand remains solid, and fourth quarter shipping volumes will primarily be determined by operating conditions, including weather, in the remaining months of 2011.

COMPANY DESCRIPTION

GATX Corporation (NYSE:GMT) provides leasing and related services to customers operating rail, marine and other targeted assets. GATX is a leader in leasing transportation assets and controls one of the largest railcar fleets in the world. Applying over a century of operating experience and strong market and asset expertise, GATX provides quality assets and services to customers worldwide. GATX has been headquartered in Chicago, Illinois since its founding in 1898 and has traded on the New York Stock Exchange since 1916. For more information, visit the Company’s website at www.gatx.com.

TELECONFERENCE INFORMATION

GATX Corporation will host a teleconference to discuss 2011 third quarter results. Teleconference details are as follows:

Thursday, October 20th

11:00 A.M. Eastern Time

Domestic Dial-In: 1-800-946-0783

International Dial-In: 1-719-457-2652

Replay: 1-888-203-1112 or 1-719-457-0820/ Access Code: 5114999

Call-in details, a copy of this press release and real-time audio access are available at www.gatx.com. Please access the call 15 minutes prior to the start time. Following the call, a replay will be available on the same site.

FORWARD-LOOKING STATEMENTS

This document contains statements that may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and are subject to the safe harbor provisions of those sections and the Private Securities Litigation Reform Act of 1995. Some of these statements may be identified by words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “predict,” “project” or other words and terms of similar meaning. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, including those described in GATX’s Annual Report on Form 10-K for the year ended December 31, 2010 and other filings with the SEC, and that actual results or developments may differ materially from those in the forward-looking statements. Specific factors that might cause actual results to differ from expectations include, but are not limited to, general economic, market, regulatory and political conditions in the rail, marine, industrial and other industries served by GATX and its customers; lease rates, utilization levels and operating costs in GATX’s primary operating segments; conditions in the capital markets; changes in GATX’s credit ratings and financing costs; regulatory rulings that may impact the economic value and operating costs of assets; costs associated with maintenance initiatives; competitive factors in GATX’s primary markets, including lease pricing and asset availability; operational and financial risks associated with long-term railcar purchase commitments; changes in loss provision levels within GATX’s portfolio; impaired asset charges that may result from changing market conditions or portfolio management decisions implemented by GATX; the opportunity for remarketing income; uncertainties in relations with labor unions representing GATX employees; and the outcome of pending or threatened litigation. Given these risks and uncertainties, readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis, judgment, belief or expectation only as of the date hereof. GATX has based these forward-looking statements on information currently available and disclaims any intention or obligation to update or revise these forward-looking statements to reflect subsequent events or circumstances.

FOR FURTHER INFORMATION CONTACT:

GATX Corporation

Jennifer Van Aken

312-621-6689

jennifer.vanaken@gatx.com

Investor, corporate, financial, historical financial, photographic and news release information may be found at www.gatx.com.

(10/20/11)

—Tabular Follows—

GATX CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

(In Millions, Except Per Share Data)

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2011	2010	2011	2010
Gross Income
Lease income	$227.9	$216.1	$679.9	$651.0
Marine operating revenue	70.3	64.8	138.0	125.5
Asset remarketing income	16.2	10.1	33.3	28.4
Other income	23.5	17.7	66.3	55.6

Revenues	337.9	308.7	917.5	860.5
Share of affiliates’ earnings	1.8	5.7	33.9	30.6

Total Gross Income	339.7	314.4	951.4	891.1

Ownership Costs
Depreciation	57.7	54.3	167.3	161.1
Interest expense, net	40.9	41.3	126.9	125.1
Operating lease expense	31.7	35.0	99.6	104.4

Total Ownership Costs	130.3	130.6	393.8	390.6

Other Costs and Expenses
Maintenance expense	68.5	65.7	208.6	198.7
Marine operating expense	50.5	43.7	98.6	85.2
Selling, general and administrative	38.5	31.0	112.3	97.3
Other	8.2	15.1	32.9	39.5

Total Other Costs and Expenses	165.7	155.5	452.4	420.7

Income before Income Taxes	43.7	28.3	105.2	79.8
Income Taxes	10.8	7.2	26.0	18.5

Net Income	$32.9	$21.1	$79.2	$61.3

GATX CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

(In Millions, Except Per Share Data)

(Continued)

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2011	2010	2011	2010
Per Share Data

Basic	$0.71	$0.45	$1.71	$1.33

Average number of common shares	46.5	46.2	46.4	46.1

Diluted	$0.70	$0.45	$1.68	$1.31

Average number of common shares and common share equivalents	47.2	46.7	47.1	47.0

Dividends declared per common share	$0.29	$0.28	$0.87	$0.84

GATX CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(In Millions)

	September 30	December 31
	2011	2010
Assets

Cash and Cash Equivalents	$115.0	$78.5
Restricted Cash	50.6	56.6

Receivables
Rent and other receivables	78.3	70.6
Loans	18.6	0.5
Finance leases	330.3	347.7
Less: allowance for possible losses	(11.8)	(11.6)

	415.4	407.2

Operating Assets and Facilities
Rail	5,652.7	5,513.6
Specialty	372.9	280.8
ASC	373.6	389.1
Less: allowance for depreciation	(2,061.2)	(2,049.7)

	4,338.0	4,133.8

Investments in Affiliated Companies	547.5	486.1
Goodwill	92.7	92.7
Other Assets	197.3	187.5

Total Assets	$5,756.5	$5,442.4

Liabilities and Shareholders’ Equity
Accounts Payable and Accrued Expenses	$150.0	$114.6

Debt
Commercial paper and borrowings under bank credit facilities	124.2	115.6
Recourse	3,145.6	2,801.8
Nonrecourse	157.8	217.2
Capital lease obligations	14.3	41.9

	3,441.9	3,176.5

Deferred Income Taxes	769.8	750.6
Other Liabilities	239.5	287.0

Total Liabilities	4,601.2	4,328.7
Total Shareholders’ Equity	1,155.3	1,113.7

Total Liabilities and Shareholders’ Equity	$5,756.5	$5,442.4

GATX CORPORATION AND SUBSIDIARIES

SEGMENT DATA (UNAUDITED)

Three Months Ended September 30, 2011

(In Millions)

					GATX
	Rail	Specialty	ASC	Other	Consolidated
Gross Income
Lease income	$212.1	$14.8	$1.0	$—	$227.9
Marine operating revenue	—	—	70.3	—	70.3
Asset remarketing income	8.0	8.2	—	—	16.2
Other income	22.5	0.7	—	0.3	23.5

Revenues	242.6	23.7	71.3	0.3	337.9
Share of affiliates’ earnings	(2.0)	3.8	—	—	1.8

Total Gross Income	240.6	27.5	71.3	0.3	339.7

Ownership Costs
Depreciation	49.6	4.4	3.7	—	57.7
Interest expense, net	30.8	7.4	1.9	0.8	40.9
Operating lease expense	31.4	0.3	—	—	31.7

Total Ownership Costs	111.8	12.1	5.6	0.8	130.3

Other Costs and Expenses
Maintenance expense	61.8	—	6.7	—	68.5
Marine operating expense	—	—	50.5	—	50.5
Other	4.0	3.9	—	0.3	8.2

Total Other Costs and Expenses	65.8	3.9	57.2	0.3	127.2

Segment Profit (Loss)	$63.0	$11.5	$8.5	$(0.8)	82.2

Selling, general and administrative					38.5

Income before Income Taxes					43.7
Income Taxes					10.8

Net Income					$32.9

Selected Data:
Investment Volume	$133.8	$62.1	$3.3	$0.8	$200.0

Asset Remarketing Income:
Disposition Gains on Owned Assets	7.7	7.1	—	—	14.8
Residual Sharing Income	0.3	1.1	—	—	1.4

Total Asset Remarketing Income	$8.0	$8.2	$—	$—	$16.2
Scrapping Gains (a)	$6.6	$—	$—	$—	$6.6

(a)	Included in Other income

GATX CORPORATION AND SUBSIDIARIES

SEGMENT DATA (UNAUDITED)

Nine Months Ended September 30, 2011

(In Millions)

					GATX
	Rail	Specialty	ASC	Other	Consolidated
Gross Income
Lease income	$632.8	$44.0	$3.1	$—	$679.9
Marine operating revenue	—	—	138.0	—	138.0
Asset remarketing income	22.7	10.6	—	—	33.3
Other income	61.6	2.6	1.1	1.0	66.3

Revenues	717.1	57.2	142.2	1.0	917.5
Share of affiliates’ earnings	13.4	20.5	—	—	33.9

Total Gross Income	730.5	77.7	142.2	1.0	951.4

Ownership Costs
Depreciation	146.4	13.3	7.6	—	167.3
Interest expense, net	96.1	21.8	5.9	3.1	126.9
Operating lease expense	98.8	1.0	—	(0.2)	99.6

Total Ownership Costs	341.3	36.1	13.5	2.9	393.8

Other Costs and Expenses
Maintenance expense	196.4	—	12.2	—	208.6
Marine operating expense	—	—	98.6	—	98.6
Other	21.5	10.6	—	0.8	32.9

Total Other Costs and Expenses	217.9	10.6	110.8	0.8	340.1

Segment Profit (Loss)	$171.3	$31.0	$17.9	$(2.7)	217.5

Selling, general and administrative					112.3

Income before Income Taxes					105.2
Income Taxes					26.0

Net Income					$79.2

Selected Data:

Investment Volume	$290.1	$151.4	$15.9	$2.7	$460.1

Asset Remarketing Income:
Disposition Gains on Owned Assets	21.9	7.3	—	—	29.2
Residual Sharing Income	0.8	3.3	—	—	4.1

Total Asset Remarketing Income	$22.7	$10.6	$—	$—	$33.3

Scrapping Gains (a)	$19.4	$—	$—	$—	$19.4

(a)	Included in Other income

GATX CORPORATION AND SUBSIDIARIES

SEGMENT DATA (UNAUDITED)

Three Months Ended September 30, 2010

(In Millions)

					GATX
	Rail	Specialty	ASC	Other	Consolidated
Gross Income
Lease income	$201.4	$13.6	$1.1	$—	$216.1
Marine operating revenue	—	—	64.8	—	64.8
Asset remarketing income	2.7	7.4	—	—	10.1
Other income	17.5	—	—	0.2	17.7

Revenues	221.6	21.0	65.9	0.2	308.7
Share of affiliates’ earnings	(2.1)	7.8	—	—	5.7

Total Gross Income	219.5	28.8	65.9	0.2	314.4

Ownership Costs
Depreciation	46.1	4.6	3.6	—	54.3
Interest expense, net	32.0	7.3	2.0	—	41.3
Operating lease expense	34.7	0.3	—	—	35.0

Total Ownership Costs	112.8	12.2	5.6	—	130.6

Other Costs and Expenses
Maintenance expense	61.6	—	4.1	—	65.7
Marine operating expense	—	—	43.7	—	43.7
Other	12.4	3.0	—	(0.3)	15.1

Total Other Costs and Expenses	74.0	3.0	47.8	(0.3)	124.5

Segment Profit	$32.7	$13.6	$12.5	$0.5	59.3

Selling, general and administrative					31.0

Income before Income Taxes					28.3
Income Taxes					7.2

Net Income					$21.1

Selected Data:

Investment Volume	$93.0	$19.5	$0.3	$0.6	$113.4

Asset Remarketing Income:
Disposition Gains on Owned Assets	2.7	5.7	—	—	8.4
Residual Sharing Income	—	1.7	—	—	1.7

Total Asset Remarketing Income	$2.7	$7.4	$—	$—	$10.1

Scrapping Gains (a)	$4.5	$—	$—	$—	$4.5

(a)	Included in Other income

GATX CORPORATION AND SUBSIDIARIES

SEGMENT DATA (UNAUDITED)

Nine Months Ended September 30, 2010

(In Millions)

					GATX
	Rail	Specialty	ASC	Other	Consolidated
Gross Income
Lease income	$606.6	$41.3	$3.1	$—	$651.0
Marine operating revenue	—	—	125.5	—	125.5
Asset remarketing income	15.5	12.9	—	—	28.4
Other income	54.0	0.5	—	1.1	55.6

Revenues	676.1	54.7	128.6	1.1	860.5
Share of affiliates’ earnings	1.8	28.8	—	—	30.6

Total Gross Income	677.9	83.5	128.6	1.1	891.1

Ownership Costs
Depreciation	141.2	13.0	6.9	—	161.1
Interest expense, net	95.5	21.0	6.3	2.3	125.1
Operating lease expense	103.6	1.0	—	(0.2)	104.4

Total Ownership Costs	340.3	35.0	13.2	2.1	390.6

Other Costs and Expenses
Maintenance expense	190.5	—	8.2	—	198.7
Marine operating expense	—	—	85.2	—	85.2
Other	35.7	8.3	—	(4.5)	39.5

Total Other Costs and Expenses	226.2	8.3	93.4	(4.5)	323.4

Segment Profit	$111.4	$40.2	$22.0	$3.5	177.1

Selling, general and administrative					97.3

Income before Income Taxes					79.8
Income Taxes					18.5

Net Income					$61.3

Selected Data:

Investment Volume	$181.5	$52.6	$7.3	$3.1	$244.5

Asset Remarketing Income:
Disposition Gains on Owned Assets	15.5	6.4	—	—	21.9
Residual Sharing Income	—	6.5	—	—	6.5

Total Asset Remarketing Income	$15.5	$12.9	$—	$—	$28.4

Scrapping Gains (a)	$13.2	$—	$—	$—	$13.2

(a)	Included in Other income

GATX CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION (UNAUDITED)

(In Millions, Except Leverage)

	9/30/2010	12/31/2010	3/31/2011	6/30/2011	9/30/2011
Assets by Segment (includes off-balance sheet assets)
Rail	$4,978.0	$5,189.9	$5,185.8	$5,284.9	$5,244.4
Specialty	713.8	728.1	755.5	794.2	855.9
ASC	274.3	271.1	269.1	286.1	286.1
Other	94.7	89.7	82.7	83.9	86.8

Total Assets, Excluding Cash	$6,060.8	$6,278.8	$6,293.1	$6,449.1	$6,473.2

Non-performing Investments	$17.1	$16.7	$16.5	$16.0	$16.0

Capital Structure
Commercial Paper and Bank Credit Facilities,
Net of Unrestricted Cash	$48.4	$37.1	$121.9	$52.0	$9.2
On Balance Sheet Recourse Debt	2,534.6	2,801.8	2,810.6	2,990.1	3,145.6
On Balance Sheet Nonrecourse Debt	222.7	217.2	193.1	189.8	157.8
Off Balance Sheet Recourse Debt	787.4	782.8	718.3	728.5	705.6
Off Balance Sheet Nonrecourse Debt	195.5	188.7	184.7	180.7	176.7
Capital Lease Obligations	50.3	41.9	40.6	15.4	14.3

Total Borrowings, Net of Unrestricted Cash	$3,838.9	$4,069.5	$4,069.2	$4,156.5	$4,209.2

Total Recourse Debt (a)	$3,420.7	$3,663.6	$3,691.4	$3,786.0	$3,874.7
Shareholders’ Equity	$1,098.6	$1,113.7	$1,153.7	$1,191.1	$1,155.3
Recourse Leverage	3.1	3.3	3.2	3.2	3.4

(a)	Total Recourse Debt = On Balance Sheet Recourse + Off Balance Sheet Recourse
+	Capital Lease Obligations + Commercial Paper and Bank Credit Facilities, Net of Unrestricted Cash
(b)	Recourse Leverage = Total Recourse Debt / Shareholders’ Equity

Reconciliation of Total Assets to Total Assets (including off-balance sheet assets), Excluding Cash:

Total Assets	$5,133.5	$5,442.4	$5,498.7	$5,642.5	$5,756.5
Less: Cash	(55.6)	(135.1)	(108.6)	(102.6)	(165.6)
Add Off-Balance Sheet Assets:
Rail	979.4	968.1	899.8	906.2	879.5
Specialty	3.5	3.4	3.2	3.0	2.8

Total Assets, Excluding Cash	$6,060.8	$6,278.8	$6,293.1	$6,449.1	$6,473.2

GATX CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION (UNAUDITED)

(Continued)

	9/30/2010	12/31/2010	3/31/2011	6/30/2011	9/30/2011
North American Rail Statistics (wholly-owned fleet)
Lease Price Index (LPI) (a)
Average Renewal Lease Rate Change	-15.7%	-14.0%	-0.5%	4.4%	9.6%
Average Renewal Term (months)	36	36	41	41	49

Fleet Rollforward
Beginning Balance	108,626	108,800	111,389	109,780	108,764
Cars Added	1,189	3,479	175	657	1,069
Cars Scrapped	(917)	(870)	(963)	(1,102)	(602)
Cars Sold	(98)	(20)	(821)	(571)	(140)
Ending Balance	108,800	111,389	109,780	108,764	109,091
Utilization	96.8%	97.4%	97.8%	98.2%	98.2%

GATX Rail Europe Statistics (wholly-owned fleet)
Fleet Rollforward
Beginning Balance	20,302	20,226	20,432	20,524	20,675
Cars Added	61	298	109	164	200
Cars Scrapped/Sold	(137)	(92)	(17)	(13)	(47)
Ending Balance	20,226	20,432	20,524	20,675	20,828
Utilization	95.3%	95.7%	95.8%	95.7%	96.0%

Rail Industry Statistics
Manufacturing Capacity Utilization Index (b)	75.3%	76.8%	77.0%	76.6%	77.4%
Year-over-year Change in U.S. Carloadings (total, excl. intermodal) (c)	7.2%	7.3%	5.1%	2.7%	1.8%
Year-over-year Change in U.S. Carloadings (chemical) (c)	10.2%	9.6%	7.0%	5.1%	4.2%
Year-over-year Change in U.S. Carloadings (petroleum products) (c)	4.9%	5.9%	9.6%	6.3%	8.0%
Production Backlog at Railcar Manufacturers (d)	19,267	22,658	51,913	57,308	n/a (e)

American Steamship Company (ASC) Statistics
Total Net Tons Carried (millions)	9.9	8.5	1.2	7.8	9.7

(a)	LPI is an internally generated business indicator that measures general lease rate pricing on renewals within GATX’s North American rail fleet. The index reflects the weighted average lease rate for a select group of railcar types that GATX believes to be representative of its overall North American fleet. The LPI measures the percentage change between the weighted average renewal lease rate and the weighted average expiring lease rate. Average renewal term reflects the weighted average renewal lease term in months
(b)	As reported and revised by the Federal Reserve
(c)	As reported by the Association of American Railroads (AAR)
(d)	As reported by the Railway Supply Institute (RSI)
(e)	Not available, not published by RSI as of the date of this release